UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 22, 2007

U.S.B. HOLDING CO., INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12811	36-3197969
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

100 Dutch Hill Road, Orangeburg, New York	10962
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code  (845) 365-4600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a.-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

Amended and Restated Merger Agreement
On October 22, 2007, U.S.B. Holding Co., Inc. (NYSE: UBH) and KeyCorp (NYSE: KEY) executed the Amended and Restated Agreement and Plan of Merger, dated as of October 22, 2007, by and among KeyCorp (“Acquiror”), KYCA LLC (“Acquiror Sub”) and U.S.B. Holding Co., Inc.

The Amended and Restated Agreement and Plan of Merger, dated as of October 22, 2007, reflects a change in corporate form of the Acquiror Sub from a Delaware corporation to a Delaware limited liability company.

Item 2.02  Results of Operations and Financial Condition.

On October 24, 2007, the registrant issued a press release reporting on its financial results for the three and nine months ended September 30, 2007. A copy of the press release is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated October 24, 2007, reporting on financial results for the three and nine months ended September 30, 2007.

99.2	Amended and Restated Agreement and Plan of Merger, dated as of October 22, 2007, by and among KeyCorp (“Acquiror”), KYCA LLC (“Acquiror Sub”) and U.S.B. Holding Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S.B. HOLDING CO., INC.

Date: October 26, 2007	By:	/s/ Raymond J. Crotty
Name: Raymond J. Crotty
Title: President and C.O.O.